UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  June 14, 2013

VISION-SCIENCES, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-20970	13-3430173
(State or other jurisdiction	(Registration Number)	(IRS Employer
of incorporation)	Identification No.)	Identification No.)

40 Ramland Road South Orangeburg, NY	10962
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (845) 365-0600

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01     Entry into a Material Definitive Agreement.

On May 26, 2013, Vision-Sciences, Inc. (the “Company”) entered into a non-employee consulting agreement (the “Letter Agreement”) with Keith J.C. Darragh, CPA, CGMA. Pursuant to the Letter Agreement, Mr. Darragh will serve as a consultant to the Company. Mr. Darragh will be paid at a rate of $150 per hour during the term of the Letter Agreement. Mr. Darragh is an independent consultant and is not an employee of the Company.

On June 14, 2013, the Board of Directors of the Company (the “Board”) appointed Mr. Darragh as the Company’s Principal Financial Officer (“PFO”) and Principal Accounting Officer (“PAO”) for the period June 14, 2013 until the earlier to occur of (i) his resignation or removal from such position by the Board and (ii) the termination date of his Letter Agreement.

Item 5.02     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(1)           On June 14, 2013, the Board named Mr. Darragh as the PFO and PAO of the Company, effective immediately. Mr. Darragh is expected to serve in these capacities until the earlier to occur of (i) his resignation or removal from such position by the Board and (ii) the termination date of his Letter Agreement. The Company has commenced a search for a new Chief Financial Officer, PFO and PAO.

Mr. Darragh, 32, previously served as the Company’s PFO and PAO from August 2012 until his resignation from the Company, effective May 17, 2013, and as the Company’s Vice President, Finance from September 2011 until May 17, 2013. Mr. Darragh joined the Company in August 2009 as Corporate Controller. Prior to this, from 2006 to 2009, he served as Director of Corporate Accounting & Financial Reporting at Datascope Corp., a publicly traded medical device manufacturer that was acquired by Getinge Group. Mr. Darragh held positions of increasing responsibility in accounting and finance at SYMS Corp, Sankyo Pharma, Inc., and Genzyme Biosurgery Corp. Mr. Darragh is a certified public accountant and chartered global management accountant, and holds a B.S. (summa cum laude) and an M.B.A. from Montclair State University. A brief description of the terms and conditions pursuant to which Mr. Darragh will serve as PFO and PAO is set forth in Item 1.01 above and incorporated into this Item 5.02 by reference.

There is no agreement or understanding between Mr. Darragh and any other person pursuant to which Mr. Darragh was appointed as the PFO and PAO. Mr. Darragh is not a party to any transaction, or series of transactions, required to be disclosed pursuant to Item 404(a) of Regulation S-K.

(2)            On June 14, 2013, the Board named Lewis C. Pell, the Company’s Chairman of the Board, as the Company’s Principal Executive Officer (“PEO”). The Company expects Mr. Pell will serve as the PEO until the earlier to occur of his resignation or removal from such position by the Board.

There is no agreement or understanding between Mr. Pell and any other person pursuant to which Mr. Pell was appointed as the PEO. Other than as previously disclosed in the Company’s filings, Mr. Pell is not a party to any transaction, or series of transactions, required to be disclosed pursuant to Item 404(a) of Regulation S-K.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, Vision-Sciences, Inc. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VISION-SCIENCES, INC.

By:	/s/Howard I. Zauberman
	Name:	Howard I. Zauberman
	Title:	Interim Chief Executive Officer

Date:  June 18, 2013